EVERY CONTRACT OWNER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-866-298-8476 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Voting Instruction Card and return in the postage-paid envelope

Please detach at perforation before mailing.	VOTE IN PERSON Attend Shareholder Meeting 1 Corporate Way Lansing, MI on March 25, 2014

CURIAN/THE BOSTON COMPANY MULTI-ALPHA MARKET NEUTRAL EQUITY FUND OF THE CURIAN VARIABLE SERIES TRUST
THESE INSTRUCTIONS ARE SOLICITED ON BEHALF OF JACKSON NATIONAL LIFE INSURANCE COMPANY AND JACKSON
NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
MEETING OF SHAREHOLDERS – MARCH 25, 2014

The undersigned hereby instructs Jackson National Life Insurance Company and Jackson National Life Insurance Company of New York (each an “Insurance Company” and together the “Insurance Companies”) to vote all shares of the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund of the Curian Variable Series Trust (the “Fund”) attributable to his or her variable annuity or variable life insurance contract (“Variable Contract”) at the Meeting of Shareholders to be held at 1 Corporate Way, Lansing, Michigan, on Tuesday, March 25, 2014 at 9:00 a.m. (Eastern time) (the “Meeting”) and at any and all adjournments thereof, in accordance with the following instruction. The undersigned hereby revokes any and all voting instructions with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Meeting. The undersigned may revoke this voting instruction at any time prior to the date on which the Insurance Companies will exercise voting instructions, March 21, 2014, by execution of subsequent voting instructions, c/o Proxy Tabulator, P.O. Box 18011, Hauppauge, NY 11788-8811, or by appearing and providing voting instructions in person at the Meeting.

These voting instructions are being solicited by Jackson National Life Insurance Company, on behalf of its Jackson National Separate Account I and by Jackson National Life Insurance Company of New York, on behalf of its JNLNY Separate Account I.

The Insurance Company that issued your Variable Contract will vote the shares related thereto as instructed.  Unless indicated to the contrary, this voting instruction card shall be deemed to be instructions to vote “FOR” the proposals specified on the reverse side.  This voting instruction card also grants discretionary power to vote upon such other business as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA TELEPHONE: 1-866-298-8476

Note: Please sign exactly as your name(s) appear(s) on this voting instruction card, and date it.  If a Variable Contract is held jointly, each holder should sign.  When signing in a representative capacity, please give title.

Signature

Additional Signature (if held jointly)

Date	CVST_25200_VI_122313

PLEASE BE SURE TO SIGN AND DATE THIS VOTING INSTRUCTION AND MARK IT ON THE REVERSE SIDE

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Meeting of Shareholders of the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund of the Curian Variable
Series Trust To Be Held on March 25, 2014

The Proxy Statement for the Meeting and the accompanying Notice of Meeting of Shareholders and the voting instruction card are available on the Fund’s website at www.proxy-direct.com/jac-25200.

Please detach at perforation before mailing.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PLAN OF REORGANIZATION.

1.
To approve the Plan of Reorganization, adopted by the Curian Variable Series Trust’s Board of Trustees, which provides for the reorganization of the Curian/The Boston Company Multi-Alpha Market Equity Fund, a series of the Curian Variable Series Trust, into the Curian/Nicholas Convertible Arbitrage Fund, also a series of the Curian Variable Series Trust.
	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

EVERY VOTE IS IMPORTANT!  PLEASE VOTE USING ONE OF THE AVAILABLE OPTIONS!
CVST_25200_VI_122313

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.	VOTE IN PERSON Attend Shareholder Meeting 1 Corporate Way Lansing, MI on March 25, 2014

PROXY	CURIAN/THE BOSTON COMPANY MULTI-ALPHA MARKET NEUTRAL EQUITY FUND OF THE CURIAN VARIABLE SERIES TRUST	PROXY

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
MEETING OF SHAREHOLDERS – MARCH 25, 2014

The undersigned shareholder hereby appoints Susan S. Rhee and Kelly L. Crosser as proxies of the undersigned, with full power of substitution to each, and hereby authorizes each of them to represent the undersigned and to vote at the Meeting of Shareholders of the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund of the Curian Variable Series Trust (the “Fund”) to be held at 1 Corporate Way, Lansing, Michigan, on Tuesday, March 25, 2014 at 9:00 a.m. (Eastern time) (the “Meeting”) and at any and all adjournments thereof, all shares of the Fund which the undersigned would be entitled to vote if personally present, in accordance with the following instructions. The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Meeting. This proxy may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Fund, c/o Proxy Tabulator, P.O. Box 18011, Hauppauge, NY 11788-8811, or by voting at the Meeting.

This proxy also grants discretionary power to vote upon such other business as may properly come before the meeting.
VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing in a representative capacity, please give title.

Signature

Additional Signature (if held jointly)

Date	CVST_25200_122313

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND MARK IT ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Meeting of Shareholders of the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund of
the Curian Variable Series Trust To Be Held on March 25, 2014

The Proxy Statement for the Meeting and the accompanying Notice of Meeting of Shareholders and the form of proxy card are available on the Fund’s website at www.proxy-direct.com2/jac-25200.

Please detach at perforation before mailing.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PLAN OF REORGANIZATION.

1.
To approve the Plan of Reorganization, adopted by the Curian Variable Series Trust’s Board of Trustees, which provides for the reorganization of the Curian/The Boston Company Multi-Alpha Market Equity Fund, a series of the Curian Variable Series Trust, into the Curian/Nicholas Convertible Arbitrage Fund, also a series of the Curian Variable Series Trust.
	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

EVERY VOTE IS IMPORTANT!  PLEASE VOTE USING ONE OF THE AVAILABLE OPTIONS!
CVST_25200_122313